UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2026

GETTY REALTY CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-13777	11-3412575
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

292 Madison Avenue, 9th Floor, New York, New York	10017-6318
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 349-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2026, Getty Realty Corp. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial Report”) for, among other things, the purpose of reporting that Nicole Rapport would succeed Eugene Shnayderman as Chief Accounting Officer and that Mr. Shnayderman’s last day with the Company would be August 14, 2026 (the “Separation Date”). The purpose of this Current Report on Form 8-K/A is to amend the Initial Report by providing a summary of the separation agreement between Mr. Shnayderman and the Company entered into on August 14, 2026 (the “Separation Agreement”), which was executed subsequent to the filing of the Initial Report.

Pursuant to the Separation Agreement, Mr. Shnayderman will receive the following (all subject to applicable withholding taxes): (i) a cash separation payment of $300,000; (ii) payment for any accrued and unused paid time off days as of the Separation Date; (iii) reimbursement of COBRA premiums for Mr. Shnayderman and his eligible dependents through February 28, 2027, payable in a lump sum within 30 days of the Separation Date; and (iv) certain other reimbursements as described in the Separation Agreement.

Pursuant to the Separation Agreement, as of the Separation Date Mr. Shnayderman holds 108,650 restricted stock units (the “RSUs”), of which 62,750 were already vested in accordance with the vesting schedule of the Getty Realty Corp. Third Amended and Restated 2004 Omnibus Incentive Compensation Plan (the “Time-Vested RSUs”). The remaining unvested RSUs will be fully vested as of the Separation Date (the “Accelerated RSUs”). The Time-Vested RSUs will be settled in shares of the Company’s common stock per the terms of the award agreement. The Accelerated RSUs will be settled in a lump-sum cash payment equal to the fair market value per share on the settlement date as soon as reasonably practicable after the effective date of the Separation Agreement.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which will be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GETTY REALTY CORP.

Date: August 20, 2026	By:	/s/ Brian R. Dickman
Brian R. Dickman
Executive Vice President
Chief Financial Officer and Treasurer

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